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                                      [LOGO]

                               PILLOWTEX CORPORATION

                        EXECUTIVE DEFERRED COMPENSATION PLAN




                            (Effective February 9, 1998)

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                               PILLOWTEX CORPORATION

                       EXECUTIVE DEFERRED COMPENSATION PLAN

                                      * * * *

     1. PURPOSE. The purpose of the Executive Deferred Compensation Plan is to provide key executives of the Company and non-employee members of the Board of Directors with the opportunity to defer base salary, incentive compensation payments or other payments in accordance with the provisions of this Plan.

     2. DEFINITIONS. The following definitions are used throughout the Plan.

          (a)  "ACCOUNT" means the account described in Section 5.

          (b)  "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

          (c) "CHANGE IN CONTROL" means the occurrence of one or more of the following events, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the Company:

               (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the surviving corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

               (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of the acquiring corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

              (iii) any person (as the term "person" is used in Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934), other than an Excluded Person (as hereafter defined), is or becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Securities
     Exchange Act of 1934), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding securities;

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               (iv) during any period of 24 consecutive months, at least a majority of the Board ceases to consist of individuals who have served continuously on the Board since the beginning of such 24-month period, unless the election of directors during such period, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who will at that time have served continuously on the Board since the beginning of such 24-month period; or

               (v) the Company has entered into one or more definitive agreements pursuant to which a transaction described in paragraph (i) or paragraph (ii) above may occur and the Board determines that all conditions required to consummate such a transaction have been fulfilled.

               Notwithstanding the foregoing provisions, a "Change in Control" will not be deemed to have occurred for purposes of this Agreement solely because the Company, a Subsidiary or any employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
     Schedule 14A (or any successor schedule, form or report or item therein) under the Securities Exchange Act of 1934, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

               For purposes of this definition, the term "Excluded Person" means any of Charles M. Hansen, Jr., Mary R. Silverthorne or the John H. Silverthorne Estate or any person for which any of Charles M. Hansen, Jr., Mary R. Silverthorne or the John H. Silverthorne Estate are deemed to hold beneficial ownership of securities of the Company registered in the name of such person.

          (d) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          (e) "COMMITTEE" means the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Plan.

          (f)  "COMPANY" means Pillowtex Corporation, a Texas corporation.

          (g) "COMPENSATION" means (i) the annual fixed or base compensation, payable monthly or otherwise to a Participant, (ii) cash incentive compensation earned by a Participant pursuant to an incentive compensation plan now in effect or hereafter established by the Company, including, without limitation, the Pillowtex Corporation Management Incentive Plan, (iii) cash compensation earned by a Participant for service on the Board of Directors, (iv) cash compensation earned by a Participant who is a non-employee member of the Board of Directors for services rendered as a consultant to the Company and (v) any other cash bonus or cash incentive compensation earned by a Participant pursuant to a Company policy, program or practice.

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          (h)  "EFFECTIVE DATE" means February 9, 1998.

          (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (j) "FINANCIAL HARDSHIP" means an unforeseeable financial emergency of the Participant, determined by the Committee as provided in
Section 7(b) on the basis of information supplied by the Participant, arising from an illness, disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence, but not including foreseeable events such as the purchase of a house or education expenses for children.

          (k) "PARTICIPANT" means an employee of the Company or non-employee member of the Board of Directors who is eligible to receive benefits under the Plan. The term "Participant" will include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

          (l) "PLAN" means the Pillowtex Corporation Executive Deferred Compensation Plan as set forth herein and as amended from time to time.

          (m) "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, 50% or more of the total combined voting power or equity interest represented by all classes of stock or equity issued by such corporation, partnership, joint venture or other entity.

     3. ELIGIBILITY. Each key executive of the Company or any Subsidiary, or non-employee member of the Board of Directors, who is designated by the Committee as eligible to participate in the Plan will be a Participant.

     4. DEFERRAL OF COMPENSATION. (a) A Participant may elect to defer receipt of all or a portion of his or her Compensation for any calendar year. Subject to procedures established by the Committee, a Participant's election may specify a dollar amount or percentage of Compensation for deferral, and may specify that different percentages or dollar amounts will apply to different sources of Compensation. A Participant's entitlement to defer will cease with respect to the calendar year following the calendar year in which he or she ceases to be a Participant.

          (b) A Participant's Compensation in excess of amounts deductible by the Company with respect to any year under Section 162(m) of the Code will automatically be deferred under the Plan in accordance with procedures established by the Committee.

          (c) Deferral elections will be made in accordance with procedures established by the Committee from time to time. Except as provided in this Section, a deferral election must be made before the first day of the calendar year in which the Participant would earn the Compensation covered by such election by the performance of services.

          (d) Notwithstanding Section 4(b), a Participant who first becomes eligible to participate in the Plan during a calendar year may, no later than 30 days after becoming a

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Participant, elect to participate in the Plan for such year and any calendar year thereafter by filing an election agreement with the Committee, and such Participant's deferral election will be effective with respect to Compensation payable after the date of the Participant's election. In addition, no later than 30 days after the Effective Date of the Plan, a Participant may elect to participate in the Plan for such year and any calendar year thereafter by filing an election agreement with the Committee, and such Participant's deferral agreement will be effective with respect to Compensation payable after the date of the Participant's election.

     5. ACCOUNTS/INTEREST CREDIT. Compensation that a Participant elects to defer will be treated as if it were set aside in an Account on the date the Compensation would otherwise have been paid to the Participant. Such Account will be credited with interest at such rate and in such manner as determined from time to time by the Committee. Unless otherwise determined by the Committee, interest hereunder will be credited at the prime rate in effect according to the Wall Street Journal plus one percent, adjusted as of the first day of each calendar quarter.

     6. VESTING. Except as provided in Section 7(c) and Section 10, a Participant's Account will be fully vested and nonforfeitable at all times.

     7. DISTRIBUTION OF BENEFITS. (a) Except as otherwise provided in this Section, payment of a Participant's Account balance will be made or begin on the earlier to occur of the first day of the month following the month in which the Participant retires or otherwise terminates employment (or in the case of a non-employee member of the Board of Directors, terminates service on the Board of Directors), or the date specified by the Participant in the election agreement.

          (b) Upon a finding by the Committee that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, distribute to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available to the Participant from other sources.

          (c) Notwithstanding any other provision of this Section 7, a Participant may elect to receive a distribution of all or part of his or her Account if (and only if) the amount distributed with respect to such election is reduced by 10%. The remaining 10% of the portion of the Participant's Account subject to such election will be forfeited. Any distribution made pursuant to such an election will be made as soon as practicable following the date such election is submitted to the Committee.

     8. FORM OF PAYMENT. A Participant's Account balance will be paid in a single lump sum cash payment, unless the Participant elects, at least six months prior to the date his Account is scheduled to be paid, in accordance with procedures established by the Committee, to receive his Account balance in annual, quarterly or monthly cash installments over a period not greater than fifteen years (or in a combination of a lump sum and such installments). The amount of each installment payment will be equal to the quotient obtained by dividing the Participant's Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or on behalf of such Participant at the time of calculation. If a

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Participant has elected an installment form of payment, the unpaid portion of the Participant's Account will continue to earn interest in accordance with
Section 4.

     9. DEATH BENEFITS. (a) If a Participant who has an Account balance under the Plan dies before payment of such balance begins, the Account balance will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant's spouse) in accordance with procedures established by the Committee or, in the event the Participant has not designated any beneficiary, to the Participant's surviving spouse, if any, and if none, to the Participant's estate. The death benefit payable pursuant to this subsection (b) will be paid on the first day of the month following the month in which the Participant dies. The death benefit will be paid to the beneficiary in a single lump sum payment unless the beneficiary elects, at least six months prior to the date the benefit is scheduled to be paid, to receive the death benefit in any other form permitted under Section 8.

          (b) Upon the death of a Participant who is receiving installment payments of his or her Account balance, the Participant's Account balance will continue to be paid in accordance with the form of payment elected by the Participant under Section 8.

     10. BENEFITS ARE UNFUNDED. (a) The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of the Company or any Subsidiary that employed the Participant, and nothing contained in the Plan will require the Company or any Subsidiary to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of the Company to make payments under the Plan.
Any funds of the Company or any Subsidiary available to pay benefits under the Plan will be subject to the claims of general creditors of the Company or such Subsidiary and may be used for any purpose by the Company or such Subsidiary.

          (b) If the benefit payable to a Participant under the Plan is attributable to periods of employment with the Company and/or one or more Subsidiaries, the Committee may allocate liability for the payment of the benefit among the Company and one or more Subsidiaries in any manner the Committee, in its sole discretion, determines to be appropriate.

          (c) Notwithstanding the provisions of Section 10(a), the Company may, at the direction, and in the absolute discretion, of the Committee, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of the Company and the subsidiaries of the Company, and no Participant will at any time have a prior claim to such assets. To the extent that supplemental retirement benefits under the Plan are paid from any such trust, the Company and each subsidiary of the Company will be relieved of all liability for such benefits.

     11. ADMINISTRATION OF THE PLAN. (a) The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Committee deems desirable to carry out the purpose of the Plan, (ii) resolve all questions relating

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to the eligibility of individuals to become Participants, (iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

          (b) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the Committee may not adopt or revise any earnings factor, election procedure or other administrative rule that would adversely affect the existing or future benefit of any Participant without such Participant's written consent.

          (c) Any action taken or determination made by the Committee will, except as otherwise provided in Section 12 below, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.

     12. CLAIMS PROCEDURE. (a) If a Participant does not receive the benefits which the Participant believes he or she is entitled to receive under the Plan, the Participant may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

          (b) Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

          (c) A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named

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fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

     13. AMENDMENT OR TERMINATION. (a) Except as provided in paragraph (b) of this Section, the Plan may be amended at any time by the Committee. The Plan may also be amended or terminated by the Board of Directors at any time.
 Any amendment adopted by the Committee or the Board may reduce prospectively the earnings factor to be applied to a Participant's account established under the Plan. However, no action taken by the Committee or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant's account balance as of the date of such action.

          (b) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the Plan may not be amended with respect to any Participant in any manner that would adversely affect such Participant's existing or future benefit under the Plan without such Participant's written consent.

     14. MISCELLANEOUS. (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Company or any Subsidiary or will limit or restrict the right of the Company or any Subsidiary to terminate the employment or other service of a Participant at any time with or without cause.

          (b) Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

          (c) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Committee, the benefit of each Participant

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accrued under such balance of the Plan on the date of termination will be paid immediately to such Participant in a single lump sum cash payment.

          (d) The Company may withhold or cause to be withheld from any amounts payable under the Plan all federal, state, local and other taxes as required by law. Any withholding of taxes or other amounts with respect to Compensation deferred under the Plan which is required prior to distribution from the Plan will be withheld from the Participant's non-deferred Compensation, or will be satisfied by such other arrangement with the Participant as may be approved by the Committee.

          (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

          (f) THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Executed this 26th day of February, 1998, effective as of February 9, 1998.

                                       PILLOWTEX CORPORATION


                                       By: /s/ Jeffrey D. Cordes
                                           ------------------------------------


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                            PILLOWTEX CORPORATION
                     EXECUTIVE DEFERRED COMPENSATION PLAN

                            1998 DEFERRAL AGREEMENT

     This Deferral Agreement (the "Agreement") has been made as of the date indicated below between __________________________________ (the "Participant")
and Pillowtex Corporation, a Texas corporation (the "Company").

     I hereby elect to participate in the Pillowtex Corporation Executive Deferred Compensation Plan (the "Plan"), and elect to defer receipt of the portion of my Compensation specified below. Capitalized terms not defined in this Agreement have the meanings set forth in the Plan.

     1.   BASE SALARY.  Please defer payment of my base salary as follows:

          / /  $____________ or _____% of my base salary.

     2. OTHER CASH COMPENSATION. Please defer payment of my other cash compensation as follows:

          / / $____________ or _____% of any cash incentive compensation under the Pillowtex Corporation Management Incentive
               Plan.

          / / $____________ or _____% of any other cash bonus or cash incentive compensation earned under a Company policy, program or practice.

          / / $____________ or _____% of any cash compensation earned for service on the Board of Directors. (NONEMPLOYEE DIRECTORS ONLY)

          / /  $____________ or _____% of any other cash
               compensation earned for services rendered as a consultant to the Company. (NONEMPLOYEE DIRECTORS ONLY)

     3. TIMING OF DISTRIBUTION. Please defer payment or make payment of the first installment as follows (check one and complete blank if necessary):

          / /  Upon retirement or other termination of service.

          / /  On _____________________________ (specify date that is at least
               3 years after the beginning of the calendar year in which the Compensation is earned - e.g. for Compensation earned in 1998, date must be January 1, 2001 or later).

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     4.   FORM OF PAYMENT.  Please make payment of the above specified
Compensation together with all accrued interest reflected in my Account as follows (check one and complete blank if necessary):

          / /  Pay in a lump sum.

          / /  Pay $_________________ or _____% of such amount in a lump sum and the remainder of such amount in ____ annual installments (not to exceed 15 installments).

          / /  Pay $_________________ or _____% of such amount in a lump sum and the remainder of such amount in ____ quarterly installments (not to exceed 60 installments).

          / /  Pay $_________________ or _____% of such amount in a lump sum and the remainder of such amount in ____ monthly installments (not to exceed 180 installments).

     I understand that in order to modify or revoke this Agreement with respect to Compensation otherwise payable in a particular year, the modification of revocation must be delivered to the Company before the first day of the calendar year in which I would earn the Compensation by the performance of services.

     I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.

     I understand that by electing to participate in the Plan, I will automatically defer amounts of my Compensation in excess of amounts deductible by the Company with respect to Section 162(m) of the Code in accordance with procedures established by the Committee.

Dated this _____ day of _________________, 1998.

_____________________________                _____________________________
        (Signature)                               (Print or type name)


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                                PILLOWTEX CORPORATION
                         EXECUTIVE DEFERRED COMPENSATION PLAN

                               BENEFICIARY DESIGNATIONS

          In accordance with the terms and conditions of the Pillowtex Corporation Executive Deferred Compensation Plan (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

     Name____________________________          Name____________________________

     Address_________________________          Address_________________________

     ________________________________          ________________________________

     ________________________________          ________________________________

     Social Sec. No. of                        Social Sec. No. of
      Beneficiary____________________           Beneficiary____________________

     Relationship____________________          Relationship____________________

     Date of Birth___________________          Date of Birth___________________

          In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

     Name____________________________          Name____________________________

     Address_________________________          Address_________________________

     ________________________________          ________________________________

     ________________________________          ________________________________

     Social Sec. No. of                        Social Sec. No. of
      Beneficiary____________________           Beneficiary____________________

     Relationship____________________          Relationship____________________

     Date of Birth___________________          Date of Birth___________________

          I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.

        Date                     (Signature)             (Print or type name)


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